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                                                                    EXHIBIT 23.5

              CONSENT OF ALEX SHESHUNOFF & CO. INVESTMENT BANKING

We hereby consent to the inclusion of our opinion letter dated February    ,
2002, to the Board of Directors of Central California Bank as Appendix C to the Joint Proxy Statement/Prospectus relating to the proposed plan of reorganization and merger among Western Sierra Bancorp and Central California Bank contained in the Registration Statement on Form S-4 as filed with the Securities and Exchange Commission and to the references to our firm and our opinion in the Joint Proxy Statement/Prospectus. In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.




                                        ALEX SHESHUNOFF & CO.
                                          INVESTMENT BANKING



                                        /s/ Alex Sheshunoff & Co.
                                        Investment Banking
                                        ------------------------------


AUSTIN, TX
December 27, 2001